Exhibit 99.1

Fractyl Health Sharpens Focus on Revita Following Positive Pivotal Results, Advancing Toward Planned FDA De Novo Submission in Post-GLP-1 Weight Maintenance

Following positive topline six-month REMAIN-1 pivotal results, Revita advancing toward planned FDA De Novo submission in late Q4 2026 and anticipated 12-month pivotal data readout in Q1 2027

Workforce reduction aligns organization behind Revita's near-term clinical and commercial opportunity

Company discontinuing development of Rejuva candidates and seeking strategic alternatives to maximize the value of its Rejuva gene therapy program

Cash runway extended into Q2 2027; quarterly operating cash burn expected to be reduced by ~50% to approximately $8 million by end of Q2 2027

BURLINGTON, Mass., October 22, 2026 (GLOBE NEWSWIRE) – Fractyl Health, Inc. (Nasdaq: GUTS) (the Company or Fractyl), a clinical-stage metabolic therapeutics company focused on pioneering novel approaches to treat obesity and type 2 diabetes (T2D), today announced that it is sharpening its focus and concentrating its financial and operational resources on advancing Revita®, its lead product candidate, toward potential U.S. Food and Drug Administration (FDA) marketing authorization and commercialization in post-GLP-1 weight maintenance.

The decision follows the Company's recent announcement of positive topline six-month results from the REMAIN-1 Pivotal Cohort, which met its prespecified six-month co-primary endpoint with high statistical significance in weight regain compared to sham (p=0.0023). The Company believes these results reinforce Revita's potential to become the first durable procedural therapy for post-GLP-1 weight maintenance, addressing what the Company believes is one of the largest unmet needs in obesity care as millions of patients seek sustainable solutions to maintain weight loss following GLP-1 discontinuation.

To support this sharpened focus, Fractyl will implement a reduction in force affecting approximately 45% of its workforce. These actions are intended to create a streamlined, Revita-focused organization, reduce quarterly cash burn by approximately 50% by the end of Q2 2027 and concentrate resources on realizing Revita's clinical and commercial potential.

Fractyl will also discontinue internal development of its Rejuva gene therapy program and is seeking strategic alternatives to maximize the value of the program.

In conjunction with these organizational changes, Jay Caplan, Co-Founder, President and Chief Product Officer of Fractyl, will retire from his executive roles with the Company, effective October 30, 2026. Mr. Caplan is expected to continue to support the Company as a senior advisor to the leadership team.

"We believe the positive pivotal results from REMAIN-1 represent a defining moment for Fractyl and represent an enormous opportunity for Revita potential to fundamentally change how obesity is treated and offer a durable approach to weight maintenance," said Harith Rajagopalan, M.D., Ph.D., Co-Founder and Chief Executive Officer of Fractyl. "A million patients per month in the United States face the challenge of weight regain after discontinuing GLP-1 therapies. Our goal is for Revita to establish an entirely new therapeutic category by aiming to reverse years of diet-induced damage to the gut. We expect the capital we have today to be sufficient to fund our planned De Novo submission and upcoming

12-month pivotal data, and we are excited to focus our attention and align our resources behind our near-term opportunity.

"While these decisions are difficult, particularly those impacting our colleagues, we believe this focused strategy will position Fractyl to operate more efficiently and advance Revita toward its clinical and commercial potential. I also want to personally thank my fellow co-founder, Jay Caplan, for his leadership, partnership and invaluable contributions to Fractyl over the years. Jay has been instrumental in building the Company. We are deeply grateful for his dedication and lasting contributions, as well as those of all our colleagues affected by this transition."

Strategic Actions to Advance Revita, Reduce Cash Burn and Extend Runway

The Company is implementing the following measures to support execution through upcoming potential clinical and regulatory milestones.

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Workforce Reduction: The Company will reduce its workforce by approximately 45%, with the reduction expected to be substantially completed by November 2026.
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Extended Cash Runway: Based on its current operating plan and anticipated expense reductions, including the expected cash costs associated with the reprioritization, the Company expects its existing cash and cash equivalents to fund operations into Q2 2027.
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Reduced Quarterly Cash Burn: As cost reductions take effect and REMAIN-1 Pivotal Cohort expenditures decline, the Company expects operating quarterly cash burn to be reduced by approximately 50%, to approximately $8 million, by end of Q2 2027.
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Rejuva Strategic Alternatives: The Company will discontinue internal development of its Rejuva gene therapy program and seek strategic alternatives to maximize the value of the program. There can be no assurance that the Company's review of strategic alternatives for Rejuva will result in any transaction, and the Company does not intend to disclose further developments unless and until it determines that disclosure is appropriate or required.

Fractyl Forward: Advancing Revita Toward a New Therapeutic Category in Obesity Care

The Company continues to anticipate the following anticipated milestones:

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Late Q4 2026: Planned FDA De Novo marketing application submission for Revita in post-GLP-1 weight maintenance.
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Q1 2027: Anticipated topline 12-month data from the REMAIN-1 Pivotal Cohort, including the second co-primary endpoint.
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Late 2027: Potential FDA marketing authorization.
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Early 2028: Potential U.S. commercial launch.

About Revita

The Revita® DMR System is Fractyl’s lead product candidate, designed to remodel the duodenal lining via a single, minimally invasive endoscopic procedure intended to restore healthy nutrient sensing and signaling disrupted by chronic metabolic disease. By targeting duodenal dysfunction, Revita is designed to address an underlying driver of obesity and enable durable weight maintenance following GLP-1 discontinuation. Revita has received FDA Breakthrough Device Designation for weight maintenance in people with obesity who discontinue GLP-1 therapies. Revita is for investigational use only in the United States and is CE marked in the European Union and United Kingdom.

About Fractyl Health

Fractyl is a clinical-stage metabolic therapeutics company focused on pioneering novel approaches to treat obesity and type 2 diabetes. The Company’s lead product candidate, Revita, is an endoscopic procedural therapy in pivotal development for post-GLP-1 weight maintenance. Fractyl’s goal is to change the course of metabolic disease, advancing treatment from chronic management toward prevention and reversal of disease. Fractyl is headquartered in Burlington, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, without limitation, statements regarding: the potential benefits of the Company's sharpened strategic focus and reprioritization, including the proposed workforce reduction and its anticipated impact on the Company's expenditures and financial runway; the promise and potential impact of the Company's clinical trial data and product candidates, including Revita’s potential for maintaining weight loss after GLP-1 based therapy discontinuation and its potential to be the first procedural therapy for post-GLP-1 weight maintenance; the design, initiation, timing and results of clinical studies or readouts, including readouts from the REMAIN-1 Pivotal Cohort, including 12-month data; the potential launch or commercialization of any of the Company's product candidates or products; the Company's regulatory strategy, including the timing of any potential De Novo marketing application submission and the potential use and benefits of the De Novo pathway (FDA pre-submission feedback is advisory and non-binding, or as to the timing of any such authorization); the potential treatment population or benefits for any of the Company's product candidates or products; the Company's strategic and product development objectives and goals; the Company’s expected quarterly cash burn and cash runway; the Company’s exploration of strategic alternatives for Rejuva and the potential benefits thereof; and the timing of any of the foregoing. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risks that are discussed more fully in its filings with the Securities and Exchange Commission (the SEC), including the “Risk Factors” section of its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, and other documents it subsequently files with or furnishes to the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 10, 2026. These forward-looking statements are based on management’s current estimates and expectations. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contact

Brian Luque, Head of Investor Relations and Corporate Development

IR@fractyl.com, 951.206.1200